As filed with the Securities and Exchange Commission on September 22, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ADVANCE AUTO PARTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	54-2049910
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2635 East Millbrook Road

Raleigh, North Carolina 27604

(540) 362-4911

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas R. Greco

President and Chief Executive Officer and Director

2635 East Millbrook Road

Raleigh, North Carolina 27604

(540) 362-4911

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Andrew Weisberg

Colin Diamond

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020-1095

(212) 819-8200

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period of complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Debt Securities(3)	—	—	—	—
Total	—	—	—	—

(1)	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.
(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis.

(3)

The guarantees of debt securities may be issued by one or more of the registrants named below under “Table of Additional Registrants” and may be issued without consideration. Pursuant to Rule 457(n), no registration fee is payable with respect to any such guarantees.

TABLE OF ADDITIONAL REGISTRANTS

Exact name of additional registrant as specified in its charter(1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
AAP Financial Services, Inc.	Virginia	45-4110599
Advance Auto Business Support, LLC	Virginia	26-1629361
Advance Auto Innovations, LLC	Virginia	54-2061915
Advance e-Service Solutions, Inc.	Virginia	45-3076919
Advance Patriot, Inc.	Delaware	20-2321090
Advance Stores Company, Incorporated	Virginia	54-0118110
Advance Trucking Corporation	Virginia	54-1895223
Autopart International, Inc.	Massachusetts	04-2261826
B.W.P. Distributors, Inc.	New York	13-3143287
Crossroads Global Trading Corp.	Virginia	26-1629453
Discount Auto Parts, LLC	Virginia	59-1447420
Driverside, Inc.	Delaware	26-0721672
E-Advance, LLC	Virginia	26-4627308
General Parts Distribution LLC	North Carolina	26-1470711
General Parts International, Inc.	North Carolina	20-1636773
General Parts, Inc.	North Carolina	56-0663185
Golden State Supply LLC	Nevada	74-3084679
GPI Technologies, LLC	Delaware	26-1459089
Lee Holdings NC, Inc.	Delaware	46-1771895
MotoLogic, Inc.	Delaware	61-1596479
Straus-Frank Enterprises LLC	Texas	74-2900805
Western Auto of Puerto Rico, Inc.	Delaware	43-1544437
Western Auto of St. Thomas, Inc.	Delaware	66-1469029
WORLDPAC Puerto Rico, LLC	Delaware	27-1480533
WORLDPAC, Inc.	Delaware	76-0428728
Worldwide Auto Parts, Inc.	California	33-0277362

(1)

With the exception of Autopart International, Inc., the address, including zip code, of each additional registrant is 5008 Airport Road, Roanoke, Virginia 24012, and the phone number, including area code, is (540) 362-4911. The address, including zip code, of Autopart International, Inc. is 192 Mansfield Ave., Norton, Massachusetts 02766, and the phone number, including area code, is (781) 784-1111.

PROSPECTUS

ADVANCE AUTO PARTS, INC.

Debt Securities

Guarantees of Debt Securities

We may offer and sell the debt securities listed above from time to time in amounts, at prices and on terms that we will determine at the time of one or more offerings. We will provide the specific terms of any debt securities we actually offer for sale in supplements to this prospectus. A prospectus supplement may also add, change or update information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you purchase any of our debt securities.

We may offer and sell the debt securities directly or through agents we select, or through underwriters or dealers we select. If we use agents, underwriters or dealers to sell the debt securities, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from such sales will be set forth in the applicable prospectus supplement.

INVESTING IN OUR DEBT SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS BEFORE INVESTING IN ANY OF OUR DEBT SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 22, 2020.

Unless the context otherwise requires, “Advance,” “we,” “us,” “our” and similar terms refer to Advance Auto Parts, Inc., its subsidiaries and their respective operations on a consolidated basis.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any jurisdiction where offers or sales are not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate only as of the date on its respective cover, even though this prospectus may be delivered or securities may be sold under this prospectus on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. By using this shelf registration statement, we may, from time to time, offer and sell any or all of the debt securities described in the registration statement in one or more offerings. Each time that we offer and sell debt securities, we will provide a prospectus supplement to this prospectus that contains specific information about the debt securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any debt securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the section entitled “Where You Can Find More Information.”

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and any applicable prospectus supplement, including documents incorporated by reference herein or therein, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are usually identifiable by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “position,” “possible,” “potential,” “probable,” “project,” “should,” “strategy,” “will,” or similar language. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements about our strategic initiatives, operational plans and objectives, and outlook, future business and financial performance, as well as statements regarding underlying assumptions related thereto. Forward-looking statements reflect our views based on historical results, information currently available as of the date of this prospectus and assumptions related to future developments. Advance cautions investors that such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements. They include, among others, factors related to the timing and implementation of strategic initiatives, the highly competitive nature of our industry, demand for our products and services, complexities in our inventory and supply chain, challenges with transforming and growing our business and factors related to the current global pandemic. Except as may be required by law, we undertake no obligation to update any forward-looking statements made in this prospectus, including the documents incorporated by reference herein. Please refer to “Risk Factors” for a description of these and other risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements.

OUR COMPANY

We are a leading automotive aftermarket parts provider in North America, serving both professional installers, or Professional, and ‘do-it-yourself,’ or DIY, customers as well as independently owned operators. Our stores and branches offer a broad selection of brand name, original equipment manufacturer, or OEM, and private label automotive replacement parts, accessories, batteries and maintenance items for domestic and imported cars, vans, sport utility vehicles and light and heavy duty trucks. As of July 11, 2020, we operated 4,819 total stores and 167 branches primarily under the trade names “Advance Auto Parts,” “Autopart International,” “Carquest” and “Worldpac.” We also serve 1,262 independently owned Carquest branded stores.

We were founded in 1929 as Advance Stores Company, Incorporated and operated as a retailer of general merchandise until the 1980s. During the 1980s, we began targeting the sale of automotive parts and accessories to DIY customers. We initiated our Professional delivery program in 1996 and have steadily increased our sales to Professional customers since 2000. We have grown significantly as a result of comparable store sales growth, new store openings and strategic acquisitions.

Advance Auto Parts, Inc., a Delaware corporation, was incorporated in 2001 in conjunction with the acquisition of Discount Auto Parts, Inc. In 2014, we acquired General Parts International, Inc., a privately held company that was a leading distributor and supplier of original equipment and aftermarket automotive replacement products for Professional markets operating under the Carquest and Worldpac trade names.

Our principal executive offices are located at 2635 East Millbrook Road, Raleigh, North Carolina 27604. Our telephone number is (540) 362-4911 and our website is www.AdvanceAutoParts.com. Information posted on our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated into, and is not part of, this prospectus, and any such information should not be relied upon in connection with any investment decision to purchase any debt securities.

RISK FACTORS

Investing in our debt securities involves risks. You should carefully consider the information in Part 1, Item 1A, “Risk Factors,” in our most recent annual report on Form 10-K and any risk factors that we may describe in our quarterly reports on Form 10-Q or current reports on Form 8-K filed subsequently to the annual report on Form 10-K, which risk factors are incorporated by reference in this prospectus, any specific risk factors discussed under the caption “Risk Factors” in any applicable prospectus supplement and/or free writing prospectus or in any document incorporated herein or therein by reference and the other information contained or incorporated by reference in this prospectus or any applicable prospectus supplement and/or free writing prospectus, before making a decision to invest in our debt securities. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any such risks and uncertainties actually occur, our business, financial condition, results of operations, cash flows and prospects could be materially and adversely affected, the market price of our debt securities could decline and you could lose all or part of your investment. See “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, we intend to use the proceeds we receive from the sale of debt securities that may be offered hereby for general corporate purposes, which may include the repayment or refinancing of borrowings and other indebtedness. Additional information on the use of net proceeds from the sale of any debt securities offered hereby may be set forth in any prospectus supplement relating to such offering.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of any debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in any applicable prospectus supplement, any debt securities will be our direct, unsecured obligations and may be issued in one or more series. Any debt securities issued by us may be guaranteed by one or more of our U.S. subsidiaries, each of which we refer to in this section as a guarantor.

Any debt securities will be issued under an indenture between us and Wells Fargo Bank, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The indenture has been filed as an exhibit to this registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate the summarized provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Advance,” “we,” “our” or “us” refer to Advance Auto Parts, Inc., excluding our subsidiaries and their respective operations, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in any applicable prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of any debt securities, if applicable:

•	the title of any debt securities and whether they are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of debt securities of such series;

•	the purchase price for any debt securities and the denominations of any debt securities, if other than denominations of $2,000 or any integral multiple of $1,000;

•	if not the entire principal amount of any debt securities, the portion of the principal amount payable upon acceleration of the maturity of any debt securities or how this portion will be determined;

•	the date or dates upon which any debt securities are payable and whether the stated maturity date may be extended or the method used to determine or extend those dates;

•

the interest rate or rates, which may be fixed or variable, that any debt securities will bear, if any, or how the rate or rates will be determined, the date or dates from which any interest will accrue or how the date or dates will be determined, the interest payment dates, any record dates for these payments and the basis upon which interest will be calculated, if other than that of a 360-day year of twelve 30-day months;

•	any optional or mandatory redemption provisions and the price or prices at which, and terms and conditions upon which, any debt securities may or must be redeemed;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem any debt securities;

•	if other than U.S. dollars, the currency or currencies of any debt securities;

•

whether the amount of payments of principal, premium or interest, if any, on any debt securities will be determined with reference to an index or formula or other method and how these amounts will be determined;

•	any trustee, authenticating agent, paying agent, transfer agent, service agent or registrar;

•	the applicability of defeasance provisions of the indenture and any provisions in modification of, in addition to, or in lieu of, any of these provisions;

•	any provisions granting special rights to the holders of any debt securities upon the occurrence of specified events;

•	any changes or additions to the events of default or covenants contained in the indenture;

•	the terms of any guarantees by any of our subsidiaries;

•	whether any debt securities will be subordinated and the terms of the subordination provisions that will apply to any debt securities; and

•	any other specific terms of any debt securities not inconsistent with the indenture.

Restrictive Covenants

We will set forth in any applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Provisions Relating Only to Senior Debt Securities

Any senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt and senior in right of payment to any of our subordinated debt. Any senior debt securities will be effectively subordinated to all of our secured debt and to all debt, including trade debt, of our subsidiaries, except as to subsidiaries that guarantee the debt.

Provisions Relating Only to Subordinated Debt Securities

Any subordinated debt securities will rank junior in right of payment to all of our senior indebtedness, which includes all notes or other evidences of debt not expressed to be subordinate or junior in right of payment to any of our other debt. Any unsubordinated debt will be structurally subordinated to all debt, including trade debt, of our subsidiaries, except as to subsidiaries that guarantee the debt.

If the offered securities are subordinated debt securities, the applicable supplemental indenture may provide that no cash payment of principal, interest and any premium on the subordinated debt securities may be made, and no subordinated debt securities may be redeemed or retired:

•	if we fail to pay when due any amounts on any senior indebtedness;

•	if our property is, or we are, involved in any voluntary or involuntary liquidation or bankruptcy; and

•	in other instances specified in the applicable supplemental indenture.

Events of Default

Unless otherwise specified in any applicable prospectus supplement, the following will be events of default with respect to any series of debt securities or guarantees:

•	default for 30 days in the payment when due of interest on any debt securities;

•	default in payment when due of, the principal of or redemption price on, any debt securities;

•	default in the performance of or breach of various covenants after applicable notice and/or grace periods;

•	a default on other indebtedness, under certain circumstances;

•	various events of bankruptcy or insolvency with respect to us; and

•	if applicable, a subsidiary guarantee is found to be invalid or unenforceable, or is denied or disaffirmed.

Any applicable prospectus supplement will describe any additional events of default.

If an event of default occurs with respect to debt securities of a series then outstanding and is continuing, then the trustee or the holders of not less than 25% in principal amount of any debt securities of that series then outstanding, by a notice in writing to us (and to the trustee if given by the holders), may, and the trustee at the request of such holders will, declare the principal amount (or, if any debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of, premium, if any, and accrued interest on all of any debt securities of that series to be due and payable immediately, and the same (or specified portion thereof) shall become immediately due and payable. No such notice would be required for an event of default that is a bankruptcy or insolvency event. A declaration of default under the indenture or under other payment obligations could give rise to cross-defaults and acceleration with respect to any debt securities or such other payment obligations.

At any time after a declaration of acceleration with respect to debt securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the trustee as provided in the indenture, the holders of a majority in principal amount of any debt securities of that series (or of all series, as the case may be) then outstanding, by written notice to us and the trustee, may rescind such declaration and its consequences under the circumstances specified in the applicable indenture.

Subject to the provisions of the indenture relating to the duties of the trustee, in the case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities, unless such holders will have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities.

No holder of any debt securities of any series or any related coupons will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

•	the holder has previously given written notice to the trustee of a continuing event of default with respect to any debt securities of that series;

•

the holders of not less than 25% in principal amount of any debt securities of that series then outstanding will have made written request to the trustee to institute proceedings in respect of the event of default in its own name as trustee under the indenture;

•	such holder or holders have offered to the trustee indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and

•

no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority or more in principal amount of any debt securities of that series then outstanding.

However, no holder of any debt securities has the right under the indenture to affect, disturb or prejudice the rights of any other holders of debt securities of the same series, to obtain or seek to obtain priority or preference over any other of such holders or to enforce any right under the indenture, except in the manner as may be provided in the indenture and for the equal and ratable benefit of all holders of debt securities of the same series.

Every year we will be required to deliver to the trustee a certificate as to our performance of our obligations under the indenture and any defaults.

Modification and Waiver

The indenture provides that we and the trustee may amend or supplement the indenture or any debt securities without notice to, or the consent of, any holder for clarification, corrections and legal compliance purposes, including as follows:

•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated debt securities in addition to, or in place of, certificated debt securities;

•	to provide for the issuance of additional debt securities in accordance with the limitations set forth in the indenture;

•	to make any change that does not adversely affect the interests thereunder of any holder in any material respect;

•

to qualify the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, or to comply with the requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

•	to provide for the assumption by a successor of our or any our subsidiary guarantor’s obligations under the indenture as permitted thereunder;

•	to add guarantors with respect to the notes;

•	to add to our covenants;

•	to add any additional events of default;

•	to secure any debt securities;

•	to establish the form or terms of debt securities; and

•	to evidence the appointment of a successor trustee under the indenture.

The indenture provides that we and the trustee may make modifications and amendments to the indenture and waive past defaults with the consent of the holders of not less than a majority in aggregate principal amount at maturity of the outstanding debt securities in a series; provided, however, that no such modification or amendment may, without the consent of each holder affected thereby:

•	reduce the rate of or extend the time of payment for interest on any debt security;

•	reduce the principal amount or extend the stated maturity of any debt security;

•	reduce the redemption price of any debt security or add redemption provisions to any debt security;

•	make any debt security payable in money other than that stated in the indenture or the debt security;

•	impair the right to receive, and to institute suit for the enforcement of, any payment of any debt security;

•	other than in accordance with the terms of the indenture, eliminate any existing subsidiary guarantee of any debt security;

•	reduce the stated percentage of outstanding debt securities, the consent of whose holders is necessary to modify, supplement or amend the indenture or waive a past default; or

•	make any change to the amendment and waiver provisions of the debt security.

Any applicable prospectus supplement may describe other provisions with respect to amendments or supplements to the indenture in respect of one or more series of debt securities.

Governing Law

Any issued debt securities will be, and the indenture is, governed by the laws of the state of New York without regard to conflicts of laws principles thereof.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in any applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

The indenture provides that we will be deemed to have paid, and will be discharged from, any and all obligations in respect of any issued series of debt securities and the provisions of the indenture, or will be released from our obligations to comply with covenants relating to those debt securities, as described above or in any applicable prospectus supplement (which may include obligations concerning subordination of our subordinated debt securities), if:

•

we have irrevocably deposited with the trustee, in trust, money and/or U.S. government obligations that through the payment of interest and principal in respect of those monies and/or U.S. government obligations in accordance with their terms, will provide money in an amount sufficient to pay the principal of, premium, if any, and interest, if any, on the series of debt securities on the stated maturity of such payments and any applicable sinking fund or analogous payments in accordance with the terms of the indenture and any debt securities;

•

we deliver to the trustee a certificate from a nationally recognized firm of independent registered public accountants expressing their opinion that the payments of principal, premium, if any, and interest when due on the deposited U.S. government obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest if any, on the series of debt securities on the stated maturity of such payments;

•	such defeasance will not result in a breach, or constitute a default, under the indenture or any other of our material agreements;

•

we have delivered to the trustee either (i) an opinion of counsel to the effect that holders will not recognize additional income, gain or loss for U.S. federal income tax purposes as a result of our exercise of the covenant defeasance or (ii) an opinion of counsel based on a ruling directed to the trustee received from the U.S. Internal Revenue Service or based on a change of law to the same effect as the aforementioned opinion of counsel in the case of our exercise of full defeasance; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all the conditions precedent to full defeasance have been complied with.

In the event we exercise our option to omit compliance with certain covenants and provisions of the indenture with respect to a series of debt securities and any debt securities are declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on any debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on any debt securities at the time of the acceleration resulting from such event of default; however, we will remain liable for such payments.

We cannot defease our obligations to register the transfer or exchange of our debt securities; replace our debt securities that have been stolen, lost or mutilated, maintain paying agencies or hold funds for payment in trust. We may not defease our obligations if there is a continuing event of default on securities issued under the applicable indenture.

Guarantees

Any debt securities of any series that we issue and our obligations under the indenture may be guaranteed by one or more of our U.S. subsidiaries. However, any indenture governing any series of guaranteed debt securities will not require that any of the subsidiaries be a guarantor of such guaranteed debt securities. As a result, the guarantors of any series of our guaranteed debt securities may differ from the guarantors of any other series of our guaranteed debt securities. In the event we issue a series of guaranteed debt securities, the specific guarantors of any debt securities of that series will be identified in any applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement relating to a series of guaranteed debt securities, each guarantor of any debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium and interest, if any, on, and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of our other obligations under the indenture with respect to any debt securities of such series, all in accordance with the terms of such debt securities and the indenture.

Notwithstanding the foregoing, unless otherwise provided in the applicable prospectus supplement relating to a series of guaranteed debt securities, the indenture contains provisions to the effect that the obligations of each guarantor under its guarantees and the indenture will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and the indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of any debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

Unless otherwise expressly stated in any applicable prospectus supplement, each guarantee will be the unsubordinated and unsecured obligation of the applicable guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such guarantor. Each guarantee (other than a secured guarantee) will be effectively subordinated to all existing and future secured indebtedness and secured guarantees of the applicable guarantor to the extent of the value of the collateral securing that indebtedness and those guarantees. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any guarantor that has provided an unsecured guarantee of any debt securities, the holders of that guarantor’s secured indebtedness and secured guarantees will be entitled to proceed directly against the collateral that secures that secured indebtedness or those secured guarantees, as the case may be, and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness and unsecured guarantees, including its unsecured guarantees of any debt securities, until that secured debt and those secured guarantees are satisfied in full. Unless otherwise provided in any applicable prospectus supplement, the indenture does not limit the ability of any guarantor to incur secured indebtedness or issue secured guarantees.

Global Securities

We may issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. All debt securities represented by the same global security have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in any applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of any debt securities represented by the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause any debt securities to be registered its name, and cannot obtain certificates for its interest in any debt securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to its own bank or broker for payments on any debt securities and protection of its legal rights relating to any debt securities;

•

an investor may not be able to pledge its interest in a global security in circumstances where certificates representing any debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•

DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. The investor’s or bank may also require the investor to use immediately available funds when purchasing or selling interests in a global security; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Generally, a global security will be terminated and interests in it will be exchanged for certificates in non-global form, referred to as certificated securities, only in the following instances:

•	if the depositary notifies us and the trustee that it is unwilling or unable to continue as depositary for that global security;

•	if the depositary ceases to be a clearing agency and we do not appoint another institution to act as depositary within 90 days;

•	if we determine that we wish to terminate that global security; or

•

if an event of default (discussed above under the caption “—Events of Default”) has occurred with regard to any debt securities represented by that global security and has not been cured or waived, and the owner of beneficial interests in the global security requests that certificated securities be delivered.

Any applicable prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by such prospectus supplement. If a global security is terminated, only the depositary, and neither we nor the applicable trustee, is responsible for deciding the names of the institutions in whose names any debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Payment and Paying Agent

Unless specified otherwise in any applicable prospectus supplement, in the event certificated registered debt securities are issued, the holders of certificated registered debt securities will be able to receive payments of principal and interest on their debt securities at the office of the paying agent. All payments of interest may be received at the offices of such paying agent upon presentation of certificated debt securities, and all payments of principal may be received at such offices upon surrender of any debt securities. We also have the option of mailing checks or making wire transfers to the registered holders of any debt securities. Unless otherwise specified in any applicable prospectus supplement, we will maintain a paying agent in the City of New York at all times for any series of debt securities for which payments are to be made, if and so long as such debt securities remain outstanding.

PLAN OF DISTRIBUTION

We may sell the offered debt securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers, and their compensation, in the applicable prospectus supplement.

LEGAL MATTERS

White & Case LLP will pass upon certain legal matters relating to the registration of the debt securities registered hereby. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the fiscal year ended December 28, 2019, and the effectiveness of Advance Auto Parts, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and include an explanatory paragraph regarding our adoption of Accounting Standards Update 2016-02, Leases (Topic 842) and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from our website at www.AdvanceAutoParts.com or from the SEC’s website at www.sec.gov. The information on or accessed through our website is not incorporated by reference into and is not made a part of this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents that are “furnished”):

•	our Annual Report on Form 10-K for the fiscal year ended December 28, 2019, filed with the SEC on February 18, 2020;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended April 18, 2020 and July 11, 2020, filed with the SEC on May 19, 2020 and August 18, 2020, respectively; and

•	our Current Reports on Form 8-K, filed with the SEC on March 4, 2020, March 20, 2020, April 13, 2020, April 17, 2020, May 21, 2020 and August 13, 2020.

All other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of an offering made pursuant to this prospectus, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this registration statement from the date of the filing of such documents.

ADVANCE AUTO PARTS, INC.

Debt Securities

Guarantees of Debt Securities

The date of this prospectus is September 22, 2020

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other expenses of issuance and distribution.

The following is an estimate, subject to future contingencies, of the expenses to be incurred by the co-registrants in connection with the issuance and distribution of the debt securities being registered:

Expense	Estimated Amount
SEC Registration Fee	*
Printing and Engraving Fees	**
Legal Fees and Expenses	**
Accounting Fees and Expenses	**
Blue Sky Fees and Expenses	**
Miscellaneous	**

Total	**

*	Deferred in reliance upon Rule 456(b) and Rule 457(r).
**	These fees are calculated based on the number of issuances and amount of debt securities offered and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Delaware

Advance Auto Parts, Inc.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director or officer of such corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys’ fees) actually and reasonably incurred by the person in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. To the extent a present or former director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses, which such officer or director actually and reasonably incurred.

Section 145 of the DGCL also provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

Section 5.01 of our Amended and Restated By-Laws provides that we will indemnify our officers and directors for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by the DGCL.

Section 5.02 of our Amended and Restated By-Laws provides that we may purchase and maintain insurance on behalf of any person who is or was our director or officer, or is or was serving at our request as a director or officer of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against any liability or expense asserted against or incurred by such person in or arising from that capacity, or arising out of his or her status as such, whether or not we would otherwise have the power or the obligation to indemnify the person against such liability or expense.

Section 5.03 of our Amended and Restated By-Laws provides that we will pay the expenses (including attorneys’ fees and expenses) incurred by a director or officer, or former director or officer, in defending, investigating, preparing to defend or being or preparing to be a witness in, a threatened or pending action, suit, proceeding or claim against such director or officer, whether civil or criminal, in advance of the final disposition of such action, suit, proceeding or claim if we receive a request therefore and an undertaking by or on behalf of such director or officer to repay such amounts if it ultimately is determined that he or she is not entitled to indemnification by us.

In addition, we have entered into customary indemnity agreements with each of our directors and executive officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Advance Patriot, Inc.

See the discussion of applicable provisions of the DGCL above under “—Advance Auto Parts, Inc.”

The By-laws of Advance Patriot, Inc. (“Advance Patriot”) provide for indemnification and insurance of directors and officers in the same manner as the Amended and Restated By-Laws of Advance. See the discussion of applicable provisions of the Amended and Restated By-Laws of Advance above under “—Advance Auto Parts, Inc.”

Driverside, Inc.

See the discussion of the applicable provisions of the DGCL above under “—Advance Auto Parts, Inc.”

Article IV of the Bylaws of Driverside, Inc. (“Driverside”) provides for indemnification of directors and officers in the same manner as the Amended and Restated By-Laws of Advance. See the discussion of applicable provisions of the Amended and Restated By-Laws of Advance above under “—Advance Auto Parts, Inc.”

GPI Technologies, LLC

Pursuant to Section 18-108 of the Delaware Limited Liability Company Act (“DLLCA”), a Delaware limited liability company is empowered to indemnify and hold harmless any member or manager or other person from and against all claims and demands whatsoever.

Section 7 of the Limited Liability Company Operating Agreement of GPI Technologies, LLC (“GPI Technologies”) provides that GPI Technologies will indemnify, save harmless and pay all judgments and claims against any member, manager or officer of GPI Technologies relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such person in connection with the business of GPI Technologies, attorneys’ fees incurred by such person in connection with the defense of any action based on any such act or omission, including all such liabilities under federal and state securities laws as permitted by law.

Section 7 of the Limited Liability Company Operating Agreement of GPI Technologies also provides that GPI Technologies will indemnify, save harmless and pay all expenses, costs or liabilities of any member, manager or officer of GPI Technologies who, for the benefit of GPI Technologies, make any deposit, acquire any option, or make any other similar payment or assume any obligation in connection with any property proposed to be acquired by GPI Technologies and who suffer any financial loss as the result of such action.

Section 7 of the Limited Liability Company Operating Agreement of GPI Technologies also provides that GPI Technologies may purchase and maintain insurance on behalf of any member, manager or officer of GPI Technologies, or such other persons as the managers determine, against any liability which may be asserted against or expense which may be incurred by such person in connection with GPI Technologies’ activities.

Lee Holdings NC, Inc.

See the discussion of applicable provisions of the DGCL above under “—Advance Auto Parts, Inc.”

Section 6 of the By-Laws of Lee Holdings NC, Inc. (“Lee Holdings”) provides that each director and officer of Lee Holdings will be indemnified and held harmless by Lee Holdings, to the fullest extent authorized by the DGCL, against any expenses and liabilities that are incurred or paid by such person or on such person’s behalf in connection with any proceeding, or any claim, issue or matter therein, which such person is, or is threatened to be made, a party to or participant in by reason of the fact that such person was or is an authorized representative of Lee Holdings, if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of Lee Holdings and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

MotoLogic, Inc.

See the discussion of applicable provisions of the DGCL above under “—Advance Auto Parts, Inc.”

Article VII of the Bylaws of MotoLogic, Inc. (“MotoLogic”) provides that MotoLogic will indemnify any person who was or is an authorized representative of MotoLogic and who was or is a party, or is threatened to be made a party, to any proceeding, by reason of the fact that such person was or is an authorized representative of MotoLogic, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of MotoLogic and, with respect to any criminal proceeding, had no reasonable cause to believe such conduct was unlawful.

Article VII of the Bylaws of MotoLogic provides for insurance of directors and officers in the same manner as the Amended and Restated By-Laws of Advance. See the discussion of applicable provisions of the Amended and Restated By-Laws of Advance above under “—Advance Auto Parts, Inc.”

Western Auto of Puerto Rico, Inc.

See the discussion of applicable provisions of the DGCL above under “—Advance Auto Parts, Inc.”

Article VIII of the Bylaws of Western Auto of Puerto Rico, Inc. (“Western Auto of Puerto Rico”) provides that Western Auto of Puerto Rico will, to the fullest extent to which it is empowered to do so by the DGCL or any other applicable laws, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Western Auto of Puerto Rico, or is or was serving at the request of Western Auto of Puerto Rico as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Western Auto of St. Thomas, Inc.

See the discussion of applicable provisions of the DGCL above under “—Advance Auto Parts, Inc.”

Article VIII of the Bylaws of Western Auto of St. Thomas, Inc. provides for indemnification of directors and officers in the same manner as the Bylaws of Western Auto of Puerto Rico. See the discussion of applicable provisions of the Bylaws of Western Auto of Puerto Rico above under “—Western Auto of Puerto Rico, Inc.”

WORLDPAC Puerto Rico, LLC

See the discussion of applicable provisions of the DLLCA above under “—GPI Technologies, LLC.”

Section 15.3 of the Limited Liability Company Agreement of WORLDPAC Puerto Rico, LLC (“WORLDPAC Puerto Rico”) provides that WORLDPAC Puerto Rico will indemnify (i) its sole member, WORLDPAC, Inc., for any loss, damage or claim incurred by WORLDPAC, Inc. by any reason of any act or omission (whether or not constituting negligence or gross negligence) performed or omitted on behalf of WORLDPAC Puerto Rico and (ii) any manager, member, affiliate of any manager or member, officer or director of WORLDPAC Puerto Rico for any loss, damage or claim incurred by such person by reason of any act or omission (whether or not constituting negligence) performed or omitted by such person in good faith on behalf of WORLDPAC Puerto Rico and in a manner reasonably believed to be within the scope of authority conferred on such person.

Section 15.6 of the Limited Liability Company Agreement of WORLDPAC Puerto Rico provides that WORLDPAC Puerto Rico may purchase and maintain insurance on behalf of any manager, member, affiliate of any manager or member, officer or director of WORLDPAC Puerto Rico against any liability that may be asserted against or expenses that may be incurred by any such person in connection with the activities of WORLDPAC Puerto Rico.

WORLDPAC, Inc.

See the discussion of applicable provisions of the DGCL above under “—Advance Auto Parts, Inc.”

Article VII of the Amended and Restated Bylaws of WORLDPAC, Inc. (“WORLDPAC”) provides that WORLDPAC may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of WORLDPAC, or is or was serving at the request of WORLDPAC as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of WORLDPAC and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Article VII of the Amended and Restated Bylaws of WORLDPAC also provides that WOLRDPAC may purchase and maintain insurance on behalf of any person who is or was a director or officer of WORLDPAC, or is or was serving at the request of WORLDPAC as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against and incurred by such person in any such capacity as such or arising out of her or her status as such.

California

Worldwide Auto Parts, Inc.

Under Section 317 of the California Corporations Code (the “CCC”), a California corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.

Section 317(c) of the CCC provides that a California corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. No indemnification shall be made under Section 317(c) of the CCC for any of the following: (1) in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine; (2) of amounts paid in settling or otherwise disposing of a pending action without court approval; or (3) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

Section 317(d) of the CCC provides that to the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to above or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Except as provided in the paragraph above, any indemnification under Section 317 of the CCC shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth above, by any of the following: (1) a majority vote of a quorum consisting of directors who are not parties to such proceeding, (2) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion, (3) approval of the shareholders (Section 153 of the CCC), with the shares owned by the person to be indemnified not being entitled to vote thereon, or (4) the court in which the proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the corporation.

Article VI of the Amended and Restated Bylaws of Worldwide Auto Parts, Inc. (“Worldwide Auto Parts”) provides that Worldwide Auto Parts will indemnify any person who was or is a party, or threatened to be made a party, to any proceeding (other than an action by or in the right of Worldwide Auto Parts to procure a judgment in its favor) by reason of the fact that such person is or was an agent (as used in this paragraph and below, agent means any person who is or was a director, officer, employee, or other agent of this corporation, or is or was serving at the request of this corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of Worldwide Auto Parts or of another enterprise at the request of such predecessor corporation) of Worldwide Auto Parts, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of Worldwide Auto Parts and, in the case of a criminal proceeding, had no reasonable cause to believe the action was unlawful. Worldwide Auto Parts will also indemnify any agent of Worldwide Auto Parts against expenses actually and reasonably incurred in connection with any such proceeding, to the extent such person was successful on the merits in defense of any proceeding mentioned above or in defense of any claim, issue or matter therein.

Article VI of the Amended and Restated Bylaws of Worldwide Auto Parts also provides that Worldwide Auto Parts may purchase and maintain insurance on behalf of any agent of Worldwide Auto Parts against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not Worldwide Auto Parts would have the power to indemnify the agent against that liability under the Amended and Restated Bylaws of Worldwide Auto Parts.

Massachusetts

Autopart International, Inc.

Section 2.02 of the Massachusetts Business Corporation Act (the “MBCA”) provides that a Massachusetts corporation may include a provision in its articles of organization eliminating or limiting the personal liability of a director to the corporation for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; but the provision will not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for improper distributions (under section 6.40 of the MBCA) or (iv) for any transaction from which the director derived an improper personal benefit.

Section 8.51 of the MBCA provides that a Massachusetts corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if he conducted himself in good faith, and he either reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation, or, in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In addition, a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred if he engaged in conduct for which he will not be liable under a provision in the articles of organization eliminating or limiting the personal liability of a director to the corporation for monetary damages for breach of fiduciary duty as a director, provided that such provision will not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for improper distributions (under section 6.40 of the MBCA), or (iv) for any transaction from which the director derived an improper personal benefit. The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the relevant standard of conduct. Unless ordered by a court, a corporation may not indemnify a director if his conduct did not satisfy the relevant standard.

A director’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement that his conduct was at least not opposed to the best interests of the corporation.

Section 8.52 of the MBCA provides that a Massachusetts corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Section 8.56 of the MBCA provides that a Massachusetts corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation (i) to the same extent as a director, and (ii) if he is an officer but not a director, to such further extent as may be provided by the articles of organization, the bylaws, a resolution of the board of directors, or contract except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. Clause (ii) of the preceding sentence will apply to an officer who is also a director if the basis on which he is made a party to the proceeding is an act or omission solely as an officer.

A Massachusetts corporation must indemnify an officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Section 8.57 of the MBCA provides that a Massachusetts corporation may purchase and maintain insurance on behalf of an individual who is a director or officer of the corporation, or who, while a director or officer of the corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by him in that capacity or arising from his status as a director or officer, whether or not the corporation would have power to indemnify or advance expenses to him against the same liability.

Article VII of the By-Laws of Autopart International, Inc. (“Autopart International”) provides that Autopart International will indemnify each director or officer of Autopart International or of any other corporation, a majority of the stock of which is owned by Autopart International, against all costs and expenses reasonably incurred by or imposed upon such person in connection with or arising out of any action, suit, or proceeding in which such person may be involved by reason of being or having been a director or officer, such expenses to include the cost of reasonable settlements (or other amounts paid by Autopart International itself) made with a view to curtailing costs of litigation. Autopart International will not indemnify any director or officer with respect to matters as to which such person is finally adjudged in any such action, suit, or proceeding to have been derelict in the performance of his or her duties as such director or officer.

Nevada

Golden State Supply LLC

Nevada Revised Statutes (“NRS”) 86.371 provides that unless otherwise provided in the articles of organization or an agreement signed by the member or manager to be charged, no member or manager of any limited liability company is individually liable for the debts or liabilities of the company.

NRS 86.411 provides that a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. NRS 86.421 provides that a limited liability company may similarly indemnify any such person who was or is a party or is threatened to be made a party to any such action or suit by or in the right of the company to procure a judgment in its favor if the person acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the company. However, such indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 86.431 provides that to the extent that a manager, member, employee or agent of a limited liability company has been successful in defense of any action, suit or proceeding described in NRS 86.411 or 86.421, or in defense of any claim, issue or matter therein, the company must indemnify such person against expenses, including attorney’s fees, actually and reasonably incurred by such person in connection with the defense. Any indemnification under NRS 86.411 or 86.421, unless ordered by a court or advanced pursuant to the procedures of the paragraph below, may be made only as authorized in the specific case if indemnification is proper in the circumstances, as determined by the managers, if any, members or independent legal counsel, as applicable, as prescribed by NRS 86.431(2). NRS 86.441 states that the articles of organization, the operating agreement or a separate agreement may provide that the limited liability company must pay the expenses of members and managers incurred in defending a civil or criminal action, suit or proceeding, as they are incurred and in advance of the final disposition of the action, upon receipt of an undertaking by or on behalf of the manager or member to repay the amount if it is ultimately determined by a court of competent jurisdiction that the member or manager is not entitled to be indemnified.

NRS 86.451 provides that the indemnification or advancement of expenses discussed above (1) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of organization or any operating agreement, vote of members or disinterested managers, if any, or otherwise, for an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 86.421 or for the advancement of expenses made pursuant to NRS 86.441, may not be made to or on behalf of any member or manager if a final adjudication establishes that the member’s or the manager’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (2) continues for a person who has ceased to be a member, manager, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person. NRS 86.461 permits a limited liability company to purchase and maintain insurance or make other financial arrangements on behalf of any current or former member, manager, employee or agent of the company, or any person who is or was serving at the request of the company as a manager, member, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a manager, member, employee or agent, or arising out of his or her status as such, whether or not the company has the authority to indemnify such a person against such liability and expenses. However, no such financial arrangement made pursuant to NRS 86.461 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

The Operating Agreement of Golden State Supply LLC (“Golden State Supply”) provides that the member of Golden State Supply is not bound by or personally liable for the debts, obligations or liabilities of Golden State Supply, except as and to the extent that the member expressly agrees otherwise in writing. The Operating Agreement of Golden State Supply further provides that the member and managers of Golden State Supply will, to the fullest extent permitted under NRS Chapter 86 or other applicable law, be exculpated from and indemnified by Golden State Supply against any liability, loss, damage, penalty, action, claim, judgment, settlement, cost, expense of any kind or nature whatsoever (including all reasonable attorneys’ fees, costs and expenses of defense, appeal and settlement of any proceedings instituted against such members, manager or Golden State Supply and all related costs of investigation) that in any way relates to or arises out of, or is alleged to relate to or arise out of, any action or inaction on the part of Golden State Supply or its member or managers acting on its behalf. Members or the managers acting on behalf of the Company. Expenses incurred by the member or managers in defense or settlement of any claim that may be subject to a right of indemnification under the Operating Agreement may be advanced by Golden State Supply prior to the final disposition of the claim if, prior to such advancement the member or manager agrees in writing to repay the advancement to the extent it is ultimately determined that such member or manager is not entitled to be indemnified under the Operating Agreement. The right to indemnification and payment of expenses under the Operating Agreement as described above is not exclusive of any other right which a member or manager of Golden State Supply may have or acquire under law or equity, provision of the Operating Agreement, or otherwise.

New York

B.W.P. Distributors, Inc.

Section 402(b) of the New York Business Corporation Law (the “NYBCL”) provides that the certificate of incorporation of a New York corporation may contain a provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for damages for any breach of duty in such capacity, provided that no such provision can eliminate or limit (i) the liability of a director if a judgment or other final adjudication adverse to such director establishes that the person’s acts or omissions were in bad faith, or involved intentional misconduct or a knowing violation of law, or that the director personally gained in fact a financial profit or other advantage to which the director was not legally entitled or that the director’s acts violated Section 719 of the NYBCL or (ii) the liability of any director for any act or omission prior to the adoption of a provision authorized by Section 402(b) of the NYBCL.

Section 722(a) of the NYBCL provides that a New York corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the NYBCL provides that a New York corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph will be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Section 723(a) of the NYBCL provides that a person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 722 of the NYBCL will be entitled to indemnification as authorized in Section 722 of the NYBCL. Section 723(b) of the NYBCL provides that, except as provided in Section 723(a), any indemnification under Section 722 of the NYBCL or otherwise permitted by Section 721 of the NYBCL, unless ordered by a court under Section 724 of the NYBCL, will be made by the corporation, only if authorized in the specific case: (i) by the board acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in Section 722 of the NYBCL or established pursuant to Section 721 of the NYBCL, as the case may be, or (ii) if a quorum under subparagraph (i) is not obtainable or, even if obtainable, a quorum of disinterested directors so directs; (A) by the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director or officer, or (B) by the stockholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such sections. Section 723(c) of the NYBCL provides that expenses incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, the person receiving such advancement or allowance is ultimately found not to be entitled to indemnification or exceed the indemnification to which he is entitled.

Section 724 of the NYBCL provides, among other things, that upon proper application by a director or officer, indemnification will be awarded by a court to the extent authorized under Sections 722 and 723(a) of the NYBCL.

Section 726(a) of the NYBC authorizes the purchase and maintenance of insurance to indemnify (i) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the above sections, (ii) directors and officers in instances in which they may be indemnified by a corporation under such sections, and (iii) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such sections, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

North Carolina

General Parts Distribution LLC

Section 57D-3-31 of the North Carolina Limited Liability Company Act (the “NC LLC Act”) provides that a limited liability company will indemnify a person who is wholly successful on the merits or otherwise in the defense of any proceeding to which the person was a party because the person is or was a member, a manager, or other company official if the person also is or was an interest owner at the time to which the claim relates, acting within the person’s scope of authority as a manager, member, or other company official against expenses incurred by the person in connection with the proceeding.

Section 57D-3-31 of the NC LLC Act further provides that a limited liability company will reimburse a person who is or was a member for any payment made and indemnify the person for any obligation, including any judgment, settlement, penalty, fine, or other cost, incurred or borne in the authorized conduct of the company’s business or preservation of the company’s business or property, whether acting in the capacity of a manager, member, or other company official if, in making the payment or incurring the obligation, the person complied with the duties and standards of conduct imposed by Section 57D-3-21 of the NC LLC Act, as modified or eliminated by the company’s operating agreement or otherwise imposed by the NC LLC Act or other applicable law.

Section 2.3 of the Operating Agreement of General Parts Distribution LLC (“General Parts Distribution”) provides that the members and managers of General Parts Distribution will be exculpated from and indemnified to the fullest extent permitted under applicable law by General Parts Distribution against any liability, loss, damage, penalty, action, claim, judgment, settlement, cost, expense of any kind or nature whatsoever (including all reasonable attorney’s fees, costs and expenses of defense, appeal and settlement of any proceedings instituted against the members, the managers or General Parts Distribution and all costs of investigation in connection therewith) that in any way relates to or arises out of (or is alleged to relate to or arise out of) any action or inaction on the part of General Parts Distribution, the members or the managers acting on behalf of General Parts Distribution.

General Parts International, Inc.

Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act (“NCBCA”) permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or non-statutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative, because of the fact that such person was a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee (i) conducted himself in good faith, (ii) reasonably believed (a) that any action taken in his official capacity with the corporation was in the best interest of the corporation or (b) that in all other cases his conduct at least was not opposed to the corporation’s best interest, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

In addition to, and separate and apart from, the indemnification described above under the statutory scheme, Section 55-8-57 of the NCBCA permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including attorney’s fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation.

Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party because he is or was a director or officer of the corporation against reasonable expenses incurred in connection with the proceeding. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56. Section 55-8-57 of the NCBCA provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the NCBCA to indemnify such party.

Article VI of the Bylaws of General Parts International, Inc. (“General Parts International”) provides that, to the extent and upon the terms and conditions provided by the NCBCA, General Parts International will indemnify its officers and directors against liability and litigation expense, including reasonable attorneys’ fees, arising out of their status as such or their activities in any of the foregoing capacities (excluding, however, liability or litigation expense which any of the foregoing may incur on account of such person’s activities which were at the time taken, known or believed by such person to be clearly in conflict with the best interest of

General Parts International), and such persons will be entitled to recover from General Parts International, and General Parts International will pay, all reasonable costs, expenses and attorneys’ fees in connection with the enforcement of rights to indemnification provided in the Bylaws of General Parts International.

Article VI of the Bylaws of General Parts International also provides that General Parts International may purchase and maintain insurance on behalf of any person who is or was a director or officer of General Parts International, or is or was serving at the request of General Parts International as a trustee or administrator under an employee benefit plan as a director or officer of another corporation, partnership, joint venture, company, trust or other enterprise or as a trustee or administrator under an employee benefit plan. Such insurance may provide coverage against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such.

General Parts, Inc.

See the discussion of applicable provisions of the NCBCA above under “—General Parts International, Inc.”

Article VI of the Amended and Restated Bylaws of General Parts, Inc. provides for indemnification of directors and officers in the same manner as the Bylaws of General Parts International. See the discussion of applicable provisions of the Bylaws of General Parts International above under “—General Parts International, Inc.”

Texas

Straus-Frank Enterprises LLC

The Texas Business Organizations Code (“TBOC”) governs Texas limited liability companies. Pursuant to Section 1.106 of the TBOC, the indemnification provisions set forth in the TBOC are applicable to most entities established in the state of Texas, including corporations, limited liability companies and limited partnerships. Under Section 8.002 of the TBOC, unless a Texas limited liability company adopts the general indemnification provisions of the TBOC, described below, those provisions are not applicable to a Texas limited liability company.

Section 8.051 of the TBOC provides that: (i) an enterprise will indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding; and (ii) a court that determines, in a suit for indemnification, that a governing person, former governing person, or delegate is entitled to indemnification under this section shall order indemnification and award to the person the expenses incurred in securing the indemnification.

Section 8.052 of the TBOC provides that: (i) On application of a governing person, former governing person, or delegate and after notice is provided as required by the court, a court may order an enterprise to indemnify the person to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances; (ii) Section 8.052 of the TBOC applies without regard to whether the governing person, former governing person, or delegate applying to the court satisfies the requirements of Section 8.101 of the TBOC or has been found liable: (x) to the enterprise or (y) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity; (iii) the indemnification ordered by the court under Section 8.052 of the TBOC is limited to reasonable expenses if the governing person, former governing person, or delegate is found liable (x) to the enterprise or (y) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity.

Section 8.101 of the TBOC provides that: (a) An enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by Section 8.102 of the TBOC if it is determined in accordance with Section 8.103 of the TBOC that: (1) the person: (A) acted in good faith; (B) reasonably believed: (i) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests; and (ii) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests; and (C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful; (2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid. (b) Action taken or omitted by a governing person or delegate with respect to an employee benefit plan in the performance of the person’s duties for a purpose reasonably believed by the person to be in the interest of the participants and beneficiaries of the plan is for a purpose that is not opposed to the best interests of the enterprise. (c) Action taken or omitted by a delegate to another enterprise for a purpose reasonably believed by the delegate to be in the interest of the other enterprise or its owners or members is for a purpose that is not opposed to the best interests of the enterprise. (d) A person does not fail to meet the standard under Subsection (a)(1) solely because of the termination of a proceeding by: (1) judgment; (2) order; (3) settlement; (4) conviction; or (5) a plea of nolo contendere or its equivalent.

Section 8.102 of the TBOC provides that: (a) Subject to Subsection (b), an enterprise may indemnify a governing person, former governing person, or delegate against: (1) a judgment; and (2) expenses, other than a judgment, that are reasonable and actually incurred by the person in connection with a proceeding. (b) Indemnification under this subchapter of a person who is found liable to the enterprise or is found liable because the person improperly received a personal benefit: (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding; (2) does not include a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan; and (3) may not be made in relation to a proceeding in which the person has been found liable for: (A) willful or intentional misconduct in the performance of the person’s duty to the enterprise; (B) breach of the person’s duty of loyalty owed to the enterprise; or (C) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. (c) A governing person, former governing person, or delegate is considered to have been found liable in relation to a claim, issue, or matter only if the liability is established by an order, including a judgment or decree of a court, and all appeals of the order are exhausted or foreclosed by law.

Section 8.105(b) of the TBOC provides that an enterprise will indemnify an officer to the same extent that indemnification is required under this chapter for a governing person.

Section 101.402 of the TBOC provides that a Texas limited liability company may indemnify a member, manager or officer of a limited liability company, pay in advance or reimburse expenses incurred by a member, manager or officer and establish and maintain insurance or another arrangement to indemnify or hold harmless a member, manager or officer.

Section 2.3 of the Amended and Restated Operating Agreement of Straus-Frank Enterprises LLC (“Straus-Frank Enterprises”) provides that (i) the members and managers of Straus-Frank Enterprises will be exculpated from and indemnified to the fullest extent permitted under applicable law by Straus-Frank Enterprises against any liability, loss, damage, penalty, action, claim, judgment, settlement, cost, expense of any kind or nature whatsoever (including all reasonable attorney’s fees, costs and expenses of defense, appeal and settlement of any proceedings instituted against the members, the managers or Straus-Frank Enterprises and all costs of investigation in connection therewith) that in any way relates to or arises out of (or is alleged to relate to or arise out of) any action or inaction on the part of Straus-Frank Enterprises, the members or the managers acting on behalf of Straus-Frank Enterprises and (ii) expenses incurred by the members or the managers in defense or settlement of any claim that may be subject to a right of indemnification may be advanced by Straus-Frank Enterprises prior to final disposition; provided, that prior to such advancement the members or managers shall agree in writing to repay such advancement to the extent that it shall be determined ultimately that such members or managers are not entitled to be indemnified.

Virginia

AAP Financial Services, Inc.

Article 10 of the Virginia Stock Corporation Act (the “VSCA”) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director or officer against liability incurred in the proceeding if he conducted himself in good faith and he believed, in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation’s best interests, in all other cases, that his conduct was at least not opposed to the corporation’s best interests, and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Under the VSCA, a director’s conduct with respect to an employee benefit plan for a purpose he believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the above requirements. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the relevant standard of conduct described.

In addition, under the VSCA, unless ordered by a court pursuant to the VSCA, a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard, or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Unless limited by a corporation’s articles of incorporation, the VSCA states that a corporation will indemnify a director or officer who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding.

The VSCA provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director or officer of the corporation, or who, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another entity, against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director or officer, regardless of whether the corporation would have power to indemnify or advance expenses to the individual against the same liability.

Article VII of the Articles of Incorporation of AAP Financial Services, Inc. (“AAP Financial”) provides that AAP Financial will indemnify each director and officer who is or was a party to any proceeding (including a proceeding by or in the right of AAP Financial) against any liability imposed upon or asserted against him (including amounts paid in settlement) arising out of conduct in his official capacity with AAP Financial or otherwise by reason of the fact that he is or was such a director or officer or is or was serving at the request of AAP Financial as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, except there will be no indemnification in relation to matters as to which he has been finally adjudged to be liable by reason of having been guilty of (i) willful misconduct or (ii) a knowing violation of criminal law in the performance of his duty as such director or officer.

In addition, to the full extent permitted by the VSCA and any other applicable law, as they exist on the date thereof or may thereafter be amended, AAP Financial will indemnify a director or officer of AAP Financial who is or was a party to any proceeding (including a proceeding by or in the right of AAP Financial) by reason of the fact that he is or was such a director or officer or is or was serving at the request of AAP Financial as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Article VII of the Articles of Incorporation of AAP Financial also empowers AAP Financial to contract in advance to indemnify any director or officer to the extent indemnification is granted above. The board of directors of AAP Financial is also empowered to cause AAP Financial to indemnify or contract in advance to indemnify any other person not covered above who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of AAP Financial, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the same extent as if such person were specified as one to whom indemnification is granted above.

Pursuant to Article VII of the Articles of Incorporation of AAP Financial, AAP Financial will advance, pay for and/or reimburse the reasonable expenses incurred by an officer or director who is a party to any proceeding in advance of the final disposition thereof if (i) the officer or director furnishes AAP Financial a written statement of his good faith belief that he has met the applicable standard of conduct described above and (ii) the officer or director furnishes AAP Financial a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct. The undertaking required by clause (ii) above will be an unlimited general obligation of the officer or director but need not be secured and may be accepted without reference to financial ability to make repayment.

In addition, to the full extent, if any, that the VSCA, as it exists on the date thereof or may thereafter be amended, permits the limitation or elimination of the liability of directors, a director of AAP Financial will not be liable to AAP Financial or its stockholders for monetary damages arising out of a single transaction occurrence or course of conduct in excess of the amount of cash consideration received by the director from AAP Financial for services as a director during the 12 months immediately preceding the act or omission for which liability was imposed.

AAP Financial may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with such Article VII and may also procure insurance, in such amounts as its board of directors may determine, on behalf of any person who is or was a director, officer, employee or agent of AAP Financial , or is or was serving at the request of AAP Financial as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other ,enterprise, against any liability asserted against or incurred by such person in any such capacity or arising from his status as such, whether or not AAP Financial would have power to indemnify him against such liability under the provisions of its Articles of Incorporation.

Advance Auto Business Support, LLC

Under the Virginia Limited Liability Company Act (the “VA LLC Act”), subject to such standards and restrictions, if any, as are set forth in its articles of organization or an operating agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

The Articles of Organization of Advance Auto Business Support, LLC (“Advance Auto Business Support”) provide for the limitation of liability of members and managers in the same manner as the Articles of Organization of Advance Auto Innovations. See the discussion of applicable provisions of the Articles of Organization of Advance Auto Innovations above under “—Advance Auto Innovations, LLC.”

The Operating Statement of Advance Auto Business Support provides for indemnification and limitation of liability of members and managers in the same manner as the Operating Statement of Advance Auto Innovations. See the discussion of applicable provisions of the Operating Statement of Advance Auto Innovations above under “—Advance Auto Innovations, LLC.”

Advance Auto Innovations, LLC

See the discussion of applicable provisions of the VA LLC Act above under “—Advance Auto Business Support, LLC.”

Section 6 of the Articles of Organization of Advance Auto Innovations, LLC (“Advance Auto Innovations”) provides that to the fullest extent that the VA LLC Act permits the limitation or elimination of the liability of a member and manager, a member or manager of Advance Auto Innovations will not be liable to Advance Auto Innovations or its members for monetary damages. If elimination of the liability is not permitted, the limitation of liability is (i) $1.00 or the minimum amount allowed to be stated by the VA LLC Act if a specific dollar amount is required to be stated or (ii) the fullest extent of limitation set forth in the VA LLC Act if no specific dollar amount is required to be stated.

Advance Auto Innovations will indemnify an individual made a party to a proceeding because he is or was a member or manager of Advance Auto Innovations against liability if he conducted himself in good faith, and he believed, in the case of his conduct in his official capacity with Advance Auto Innovations, that his conduct was in the best interest of the company; and in all other cases, that his conduct was at least not opposed to the best interests of the company, and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Advance Auto Innovations may not indemnify (i) in connection with a proceeding by or in the right of Advance Auto Innovations in which the member or manager was adjudged liable to Advance Auto Innovations or (ii) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Article IV of the Operating Statement of Advance Auto Innovations provides that Advance Auto Innovations will indemnify the managers to the fullest extent permitted under the VA LLC Act, and such indemnification rights are not exclusive of any other rights to which the managers may be entitled. As long as a manager acts in good faith with respect to the conduct of the business and affairs of Advance Auto Innovations, no manager will be liable or accountable to Advance Auto Innovations or to any member, in damages or otherwise, for any error of judgment, for any mistake of fact or of law, or for any other act or thing which he may do or refrain from doing in connection with the business and affairs of Advance Auto Innovations, except for willful misconduct or gross negligence or breach of a fiduciary duty. The liability of a manager to Advance Auto Innovations or to any of the other members is limited to the maximum extent permissible under Section 13.1-1025 of the VA LLC Act.

Article V of the Operating Statement provides that Advance Auto Innovations will indemnify any person who was or is a party to any proceeding, including a proceeding brought by a member in the right of Advance Auto Innovations or brought by or on behalf of the members, by reason of the fact that such person is or was a manager of Advance Auto Innovations, or is or was serving at the request of Advance Auto Innovations as a manager, director, trustee, partner or other officer of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any and all liability and reasonable expenses (including reasonable attorneys’ fees) incurred by such person in connection with such proceeding unless he or she has engaged in willful misconduct or a knowing violation of the criminal law.

Advance e-Service Solutions, Inc.

See the discussion of applicable provisions of the VSCA above under “—AAP Financial Services, Inc.”

The Articles of Incorporation of Advance e-Service Solutions, Inc. (“e-Service”) provides for indemnification and limitation of liability of directors and officers in the same manner as the Articles of Incorporation of AAP Financial. See the discussion of applicable provisions of the Articles of Incorporation of AAP Financial above under “ —AAP Financial Services, Inc.”

Advance Stores Company, Incorporated

See the discussion of applicable provisions of the VSCA above under “—AAP Financial Services, Inc.”

Article 5(C) of the Articles of Incorporation of Advance Stores Company, Incorporated (“Advance Stores”), as amended, provides that Advance Stores may indemnify (i) any person who was or is a party to any proceeding, including a proceeding brought by a stockholder in the right of Advance Stores or brought by or on behalf of stockholders of Advance Stores, by reason of the fact that he is or was a director or officer of Advance Stores, or (ii) any director or officer who is or was serving at the request of Advance Stores as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of the criminal law. A person is considered to be serving an employee benefit plan at Advance Stores’ request if his duties to Advance Stores also impose duties on, or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan.

Article 5(I) of the Articles of Incorporation of Advance Stores provides that Advance Stores may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with such Article and may also procure insurance in such amounts as the board of directors of Advance Stores may determine on behalf of any person who is or was a director, officer, employee, consultant, representative or agent of Advance Stores, or is or was serving at the request of Advance Stores as a director, officer, employee, consultant, representative or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not Advance Stores would have power to indemnify him against such liability under the provisions of such Article.

Article 5(B) of the Articles of Incorporation of Advance Stores provides that no director or officer of Advance Stores will be liable to Advance Stores or its stockholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of such Article, except that such Article will not exclude liability resulting from such person’s having engaged-in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

Advance Trucking Corporation

See the discussion of applicable provisions of the VSCA above under “—AAP Financial Services, Inc.”

Article VII of the Articles of Incorporation of Advance Trucking Corporation (“Advance Trucking”) provides that Advance Trucking will indemnify each director and officer who is or was a party to any proceeding (including a proceeding by or in the right of Advance Trucking) against any liability imposed upon or asserted against him (including amounts paid in settlement) arising out of conduct in his official capacity with Advance Trucking or otherwise by reason of the fact that he is or was such a director or officer or is or was serving at the request of Advance Trucking as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, except there will be no indemnification in relation to matters as to which he has been finally adjudged to be liable by reason of having been guilty of (i) willful misconduct or (ii) a knowing violation of criminal law in the performance of his duty as such director or officer.

Article VII of the Articles of Incorporation of Advance Trucking also empowers Advance Trucking to contract in advance to indemnify any director or officer to the extent indemnification is granted above. The board of directors of Advance Trucking is also empowered to cause Advance Trucking to indemnify or contract in advance to indemnify any other person not covered above who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of Advance Trucking, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the same extent as if such person were specified as one to whom indemnification is granted above.

Pursuant to Article VII of the Articles of Incorporation of Advance Trucking, Advance Trucking will advance, pay for and/or reimburse the reasonable expenses incurred by an officer or director who is a party to any proceeding in advance of the final disposition thereof if (i) the officer or director furnishes Advance Trucking a written statement of his good faith belief that he has met the applicable standard of conduct described above and (ii) the officer or director furnishes Advance Trucking a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct. The undertaking required by clause (ii) above will be an unlimited general obligation of the officer or director but need not be secured and may be accepted without reference to financial ability to make repayment.

In addition, to the full extent, if any, that the VSCA, as it exists on the date thereof or may thereafter be amended, permits the limitation or elimination of the liability of directors, a director of Advance Trucking will not be liable to Advance Trucking or its stockholders for monetary damages arising out of a single transaction occurrence or course of conduct in excess of the amount of cash consideration received by the director from Advance Trucking for services as a director during the 12 months immediately preceding the act or omission for which liability was imposed.

Advance Trucking may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with such Article VII and may also procure insurance, in such amounts as its board of directors may determine, on behalf of any person who is or was a director, officer, employee or agent of Advance Trucking , or is or was serving at the request of Advance Trucking as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other ,enterprise, against any liability asserted against or incurred by such person in any such capacity or arising from his status as such, whether or not Advance Trucking would have power to indemnify him against such liability under the provisions of its Articles of Incorporation.

Crossroads Global Trading Corp.

See the discussion of applicable provisions of the VSCA above under “—AAP Financial Services, Inc.”

The Articles of Incorporation of Crossroads Global Trading Corp. (“Crossroads Global”) provides for indemnification and limitation of liability of directors and officers in the same manner as the Articles of Incorporation of AAP Financial. See the discussion of applicable provisions of the Articles of Incorporation of AAP Financial above under “—AAP Financial Services, Inc.”

Discount Auto Parts, LLC

See the discussion of applicable provisions of the VA LLC Act above under “—Advance Auto Business Support, LLC.”

The Operating Agreement of Discount Auto Parts, LLC (“Discount Auto Parts”) provides for indemnification and limitation of liability of members and managers in the same manner as the Operating Statement of Advance Auto Innovations. See the discussion of applicable provisions of the Operating Statement of Advance Auto Innovations above under “—Advance Auto Innovations, LLC.”

E-Advance, LLC

See the discussion of applicable provisions of the VA LLC Act above under “—Advance Auto Business Support, LLC.”

The Articles of Organization of E-Advance, LLC (“E-Advance”) provide for the limitation of liability of members and managers in the same manner as the Articles of Organization of Advance Auto Innovations. See the discussion of applicable provisions of the Articles of Incorporation of Advance Auto Innovations above under “—Advance Auto Innovations, LLC.”

The Operating Statement of E-Advance provides for indemnification of members and managers in the same manner as the Operating Statement of Advance Auto Innovations. See the discussion of applicable provisions of the Operating Statement of Advance Auto Innovations above under “—Advance Auto Innovations, LLC.”

We have indemnification agreements with our officers and directors that are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and in addition to any other rights that the indemnitee may have under our certificate of incorporation, bylaws or applicable law.

Item 16.	Exhibits.

Exhibit	Description

1.1*	Form of Underwriting Agreement.

4.1	Form of Senior or Subordinated Indenture (incorporated by reference to Exhibit 4.1 of the registrant’s registration statement on Form S-3 filed on April 26, 2010 (File No. 333-166291)).

4.2*	Form of Senior Debt Security.

4.3*	Form of Subordinated Debt Security.

5.1**	Opinion of White & Case LLP.

23.1**	Consent of White & Case LLP (included in Exhibit 5.1)

23.2**	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

24.1**	Powers of Attorney (incorporated by reference to the signature pages hereto).

25.1**	Form T-1 Statement of Eligibility of Trustee.

*	To be filed by amendment or incorporated by reference in connection with the offering of a class of securities.
**	Filed herewith.

Item 17.	Undertakings.

Each of the undersigned registrants hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)

That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b)

Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Advance Auto Parts Inc.’s annual report pursuant to Section 13(a) or

Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, as amended, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on September 22, 2020.

ADVANCE AUTO PARTS, INC.

By:	/s/ Thomas R. Greco
Name: Thomas R. Greco
Title: President and Chief Executive Officer and Director

By:	/s/ Jeffrey W. Shepherd
Name: Jeffrey W. Shepherd
Title: Executive Vice President, Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas R. Greco and Jeffrey W. Shepherd, or each of them individually, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas R. Greco Thomas R. Greco	President, Chief Executive Officer and Director (Principal Executive Officer)	September 22, 2020

/s/ Jeffrey W. Shepherd Jeffrey W. Shepherd	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	September 22, 2020

/s/ Andrew E. Page Andrew E. Page	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	September 22, 2020

/s/ Eugene I. Lee, Jr. Eugene I. Lee, Jr.	Chairman and Director	September 22, 2020

/s/ Carla J. Bailo Carla J. Bailo	Director	September 22, 2020

/s/ John F. Bergstrom John F. Bergstrom	Director	September 22, 2020

/s/ Brad W. Buss Brad W. Buss	Director	September 22, 2020

/s/ John F. Ferraro John F. Ferraro	Director	September 22, 2020

/s/ Jeffrey J. Jones II Jeffrey J. Jones II	Director	September 22, 2020

/s/ Sharon L. McCollam Sharon L. McCollam	Director	September 22, 2020

/s/ Douglas A. Pertz Douglas A. Pertz	Director	September 22, 2020

Signature	Title	Date

/s/ Nigel Travis Nigel Travis	Director	September 22, 2020

/s/ Arthur L. Valdez Jr. Arthur L. Valdez Jr.	Director	September 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on September 22, 2020.

AAP FINANCIAL SERVICES, INC.

By:	/s/ Jeffrey W. Shepherd
Name: Jeffrey W. Shepherd
Title: President, Chief Financial Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Tammy M. Finley and Jeffrey W. Shepherd, or each of them individually, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey W. Shepherd Jeffrey W. Shepherd	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	September 22, 2020

/s/ Robert B. Cushing Robert B. Cushing	Executive Vice President and Director	September 22, 2020

/s/ Tammy M. Finley Tammy M. Finley	Executive Vice President, General Counsel, Corporate Secretary and Director	September 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on September 22, 2020.

ADVANCE AUTO BUSINESS SUPPORT, LLC

By:	/s/ Jeffrey W. Shepherd
Name: Jeffrey W. Shepherd
Title: President and Chief Financial Officer and Manager

By:	/s/ Thomas R. Greco
Name: Thomas R. Greco
Title: Manager

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas R. Greco and Jeffrey W. Shepherd, or each of them individually, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey W. Shepherd Jeffrey W. Shepherd	President, Chief Financial Officer and Manager	September 22, 2020

/s/ Thomas R. Greco Thomas R. Greco	Manager	September 22, 2020

/s/ Tammy M. Finley Tammy M. Finley	Executive Vice President, General Counsel, Corporate Secretary and Manager	September 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on September 22, 2020.

ADVANCE AUTO INNOVATIONS, LLC

By:	/s/ Michael T. Broderick
Name: Michael T. Broderick
Title: President and Manager

By:	/s/ Jeffrey W. Shepherd
Name: Jeffrey W. Shepherd
Title: Executive Vice President, Treasurer and Manager

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael T. Broderick and Jeffrey W. Shepherd, or each of them individually, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael T. Broderick Michael T. Broderick	President and Manager (Principal Executive Officer)	September 22, 2020

/s/ Jeffrey W. Shepherd Jeffrey W. Shepherd	Executive Vice President, Treasurer and Manager (Principal Financial and Accounting Officer)	September 22, 2020

/s/ Tammy M. Finley Tammy M. Finley	Executive Vice President, General Counsel, Corporate Secretary and Manager	September 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on September 22, 2020.

ADVANCE E-SERVICE SOLUTIONS, INC.

/s/ Robert B. Cushing
Name: Robert B. Cushing
Title: President and Director

/s/ Jeffrey W. Shepherd
Name: Jeffrey W. Shepherd
Title: Executive Vice President, Chief Financial Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Robert B. Cushing and Jeffrey W. Shepherd, or each of them individually, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert B. Cushing Robert B. Cushing	President and Director (Principal Executive Officer)	September 22, 2020

/s/ Jeffrey W. Shepherd Jeffrey W. Shepherd	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	September 22, 2020

/s/ Tammy M. Finley Tammy M. Finley	Executive Vice President, General Counsel, Corporate Secretary and Director	September 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on September 22, 2020.

ADVANCE PATRIOT, INC.

By:	/s/ Jeffrey W. Shepherd
Name: Jeffrey W. Shepherd
Title: President, Treasurer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Shepherd as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey W. Shepherd Jeffrey W. Shepherd	President, Treasurer and Director (Principal Executive Officer, Principal Financial and Accounting Officer)	September 22, 2020

/s/ Michael T. Broderick Michael T. Broderick	Vice President and Director	September 22, 2020

/s/ Tammy M. Finley Tammy M. Finley	Vice President, Corporate Secretary and Director	September 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on September 22, 2020.

ADVANCE STORES COMPANY, INCORPORATED

By:	/s/ Thomas R. Greco
Name: Thomas R. Greco
Title: President, Chief Executive Officer and Director

By:	/s/ Jeffrey W. Shepherd
Name: Jeffrey W. Shepherd
Title: Executive Vice President, Chief Financial Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas R. Greco and Jeffrey W. Shepherd, or each of them individually, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas R. Greco Thomas R. Greco	President, Chief Executive Officer and Director	September 22, 2020

/s/ Jeffrey W. Shepherd Jeffrey W. Shepherd	Executive Vice President, Chief Financial Officer and Director	September 22, 2020

/s/ Tammy M. Finley Tammy M. Finley	Executive Vice President, General Counsel, Corporate Secretary and Director	September 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on September 22, 2020.

ADVANCE TRUCKING CORPORATION

By:	/s/ Reuben E. Slone
Name: Reuben E. Slone
Title: President, Chief Executive Officer and Director

By:	/s/ Jeffrey W. Shepherd
Name: Jeffrey W. Shepherd
Title: Executive Vice President, Chief Financial Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Reuben E. Slone Jeffrey W. Shepherd, or each of them individually, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Reuben E. Slone Reuben E. Slone	President, Chief Executive Officer and Director (Principal Executive Officer)	September 22, 2020

/s/ Jeffrey W. Shepherd Jeffrey W. Shepherd	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	September 22, 2020

/s/ Tammy M. Finley Tammy M. Finley	Executive Vice President, General Counsel, Corporate Secretary and Director	September 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norton, State of Massachusetts, on September 22, 2020.

AUTOPART INTERNATIONAL, INC.

By:	/s/ Robert B. Cushing
Name: Robert B. Cushing
Title: Chairman and Director

By:	/s/ Jeffrey W. Shepherd
Name: Jeffrey W. Shepherd
Title: Vice President, Chief Financial Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas R. Greco and Jeffrey W. Shepherd, or each of them individually, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert B. Cushing Robert B. Cushing	Chairman and Director	September 22, 2020

/s/ Michael C. Creedon, Jr. Michael C. Creedon, Jr.	Director	September 22, 2020

/s/ Thomas R. Greco Thomas R. Greco	Director	September 22, 2020

/s/ Jeffrey W. Shepherd Jeffrey W. Shepherd	Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	September 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on September 22, 2020.

B.W.P. DISTRIBUTORS, INC.

By:	/s/ Michael C. Creedon, Jr.
Name: Michael C. Creedon, Jr.
Title: Chairman, President and Chief Executive Officer

By:	/s/ Jeffrey W. Shepherd
Name: Jeffrey W. Shepherd
Title: Executive Vice President, Chief Financial Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Tammy M. Finley and Jeffrey W. Shepherd, or each of them individually, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael T. Broderick Michael T. Broderick	Executive Vice President and Director	September 22, 2020

/s/ Jeffrey W. Shepherd Jeffrey W. Shepherd	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	September 22, 2020

/s/ Tammy M. Finley Tammy M. Finley	Executive Vice President, General Counsel, Corporate Secretary and Director	September 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on September 22, 2020.

CROSSROADS GLOBAL TRADING CORP.

By:	/s/ Michael T. Broderick
Name: Michael T. Broderick
Title: President and Director

By:	/s/ Jeffrey W. Shepherd
Name: Jeffrey W. Shepherd
Title: Executive Vice President, Chief Financial Officer, Treasurer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael T. Broderick and Jeffrey W. Shepherd, or each of them individually, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael T. Broderick Michael T. Broderick	President and Director (Principal Executive Officer)	September 22, 2020

/s/ Jeffrey W. Shepherd Jeffrey W. Shepherd	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	September 22, 2020

/s/ Tammy M. Finley Tammy M. Finley	Executive Vice President, General Counsel, Corporate Secretary and Director	September 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on September 22, 2020.

DISCOUNT AUTO PARTS, LLC

By:	/s/ Michael T. Broderick
Name: Michael T. Broderick
Title: Vice President and Manager

By:	/s/ Jeffrey W. Shepherd
Name: Jeffrey W. Shepherd
Title: Vice President, Treasurer and Manager

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael T. Broderick and Jeffrey W. Shepherd, or each of them individually, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey W. Shepherd Jeffrey W. Shepherd	Vice President, Treasurer and Manager (Principal Financial and Accounting Officer)	September 22, 2020

/s/ Tammy M. Finley Tammy M. Finley	Vice President, General Counsel, Corporate Secretary and Manager	September 22, 2020

/s/ Michael T. Broderick Michael T. Broderick	Vice President and Manager	September 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on September 22, 2020.

DRIVERSIDE, INC.

By:	/s/ Robert B. Cushing
Name: Robert B. Cushing
Title: President and Director

By:	/s/ Jeffrey W. Shepherd
Name: Jeffrey W. Shepherd
Title: Executive Vice President, Chief Financial Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Robert B. Cushing and Jeffrey W. Shepherd, or each of them individually, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert B. Cushing Robert B. Cushing	President and Director (Principal Executive Officer)	September 22, 2020

/s/ Jeffrey W. Shepherd Jeffrey W. Shepherd	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	September 22, 2020

/s/ Tammy M. Finley Tammy M. Finley	Executive Vice President, General Counsel, Corporate Secretary and Director	September 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on September 22, 2020.

E-ADVANCE, LLC

By:	/s/ Robert B. Cushing
Name: Robert B. Cushing
Title: President and Manager

By:	/s/ Jeffrey W. Shepherd
Name: Jeffrey W. Shepherd
Title: Executive Vice President, Treasurer and Manager

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Robert B. Cushing and Jeffrey W. Shepherd, or each of them individually, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert B. Cushing Robert B. Cushing	President and Manager (Principal Executive Officer)	September 22, 2020

/s/ Jeffrey W. Shepherd Jeffrey W. Shepherd	Executive Vice President, Treasurer, and Manager (Principal Financial and Accounting Officer)	September 22, 2020

/s/ Tammy M. Finley Tammy M. Finley	Executive Vice President, General Counsel, Corporate Secretary and Manager	September 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on September 22, 2020.

GENERAL PARTS DISTRIBUTION LLC

By:	/s/ Reuben E. Slone
Name: Reuben E. Slone
Title: President

By:	/s/ Jeffrey W. Shepherd
Name: Jeffrey W. Shepherd
Title: Executive Vice President, Chief Financial Officer, and Manager

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Reuben E. Slone and Jeffrey W. Shepherd, or each of them individually, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert B. Cushing Robert B. Cushing	Executive Vice President and Manager	September 22, 2020

/s/ Jeffrey W. Shepherd Jeffrey W. Shepherd	Executive Vice President, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	September 22, 2020

/s/ Tammy M. Finley Tammy M. Finley	Executive Vice President, General Counsel, Corporate Secretary and Manager	September 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on September 22, 2020.

GENERAL PARTS INTERNATIONAL, INC.

By:	/s/ Thomas R. Greco
Name: Thomas R. Greco
Title: President, Chief Executive Officer and Director

By:	/s/ Jeffrey W. Shepherd
Name: Jeffrey W. Shepherd
Title: Executive Vice President, Chief Financial Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Tammy M. Finley and Jeffrey W. Shepherd, or each of them individually, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas R. Greco Thomas R. Greco	President, Chief Executive Officer and Director	September 22, 2020

/s/ Jeffrey W. Shepherd Jeffrey W. Shepherd	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	September 22, 2020

/s/ Tammy M. Finley Tammy M. Finley	Executive Vice President, General Counsel, Corporate Secretary and Director	September 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on September 22, 2020.

GENERAL PARTS, INC.

By:	/s/ Thomas R. Greco
Name: Thomas R. Greco
Title: President and Director

By:	/s/ Jeffrey W. Shepherd
Name: Jeffrey W. Shepherd
Title: Executive Vice President, Chief Financial Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Tammy M. Finley and Jeffrey W. Shepherd, or each of them individually, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas R. Greco Thomas R. Greco	President and Director	September 22, 2020

/s/ Jeffrey W. Shepherd Jeffrey W. Shepherd	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	September 22, 2020

/s/ Tammy M. Finley Tammy M. Finley	Executive Vice President, General Counsel, Corporate Secretary and Director	September 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on September 22, 2020.

GOLDEN STATE SUPPLY LLC

By:	/s/ Jeffrey W. Shepherd
Name: Jeffrey W. Shepherd
Title: Executive Vice President, Chief Financial Officer and Manager

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Tammy M. Finley and Jeffrey W. Shepherd, or each of them individually, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert B. Cushing Robert B. Cushing	Executive Vice President and Manager	September 22, 2020

/s/ Jeffrey W. Shepherd Jeffrey W. Shepherd	Executive Vice President, Chief Financial Officer and Manager (Principal Financial and Accounting Officer and Interim Principal Executive Officer)	September 22, 2020

/s/ Tammy M. Finley Tammy M. Finley	Executive Vice President, General Counsel, Corporate Secretary and Manager	September 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on September 22, 2020.

GPI TECHNOLOGIES, LLC

By:	/s/ Herman L. Word, Jr.
Name: Herman L. Word, Jr.
Title: President

By:	/s/ Jeffrey W. Shepherd
Name: Jeffrey W. Shepherd
Title: Executive Vice President, Chief Financial Officer and Manager

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Tammy M. Finley and Jeffrey W. Shepherd, or each of them individually, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert B. Cushing Robert B. Cushing	Executive Vice President and Manager	September 22, 2020

/s/ Jeffrey W. Shepherd Jeffrey W. Shepherd	Executive Vice President, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	September 22, 2020

/s/ Tammy M. Finley Tammy M. Finley	Executive Vice President, General Counsel, Corporate Secretary and Manager	September 22, 2020

SIGNATURES

Pursuant to the Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on September 22, 2020.

LEE HOLDINGS NC, INC.

By:	/s/ Michael T. Broderick
Name: Michael T. Broderick
Title: President and Director

By:	/s/ Jeffrey W. Shepherd
Name: Jeffrey W. Shepherd
Title: Executive Vice President, Chief Financial Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Tammy M. Finley and Jeffrey W. Shepherd, or each of them individually, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael T. Broderick Michael T. Broderick	President and Director	September 22, 2020

/s/ Jeffrey W. Shepherd Jeffrey W. Shepherd	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	September 22, 2020

/s/ Tammy M. Finley Tammy M. Finley	Executive Vice President, General Counsel, Corporate Secretary and Director	September 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on September 22, 2020.

MOTOLOGIC, INC.

By:	/s/ Robert B. Cushing
Name: Robert B. Cushing
Title: President and Director

By:	/s/ Jeffrey W. Shepherd
Name: Jeffrey W. Shepherd
Title: Executive Vice President, Chief Financial Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Robert B. Cushing and Jeffrey W. Shepherd, or each of them individually, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert B. Cushing Robert B. Cushing	President and Director (Principal Executive Officer)	September 22, 2020

/s/ Jeffrey W. Shepherd Jeffrey W. Shepherd	Executive Vice President, Chief Financial Officer, and Director (Principal Financial and Accounting Officer)	September 22, 2020

/s/ Tammy M. Finley Tammy M. Finley	Executive Vice President, General Counsel, Corporate Secretary and Director	September 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on September 22, 2020.

STRAUS-FRANK ENTERPRISES LLC

By:	/s/ Michael T. Broderick
Name: Michael T. Broderick
Title: President and Director

By:	/s/ Jeffrey W. Shepherd
Name: Jeffrey W. Shepherd
Title: Executive Vice President, Chief Financial Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Tammy M. Finley and Jeffrey W. Shepherd, or each of them individually, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael T. Broderick Michael T. Broderick	President and Director	September 22, 2020

/s/ Jeffrey W. Shepherd Jeffrey W. Shepherd	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	September 22, 2020

/s/ Tammy M. Finley Tammy M. Finley	Executive Vice President, General Counsel, Corporate Secretary and Director	September 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on September 22, 2020.

WESTERN AUTO OF PUERTO RICO, INC.

By:	/s/ Michael T. Broderick
Name: Michael T. Broderick
Title: Executive Vice President and Director

By:	/s/ Jeffrey W. Shepherd
Name: Jeffrey W. Shepherd
Title: Executive Vice President, Chief Financial Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael T. Broderick and Jeffrey W. Shepherd, or each of them individually, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey W. Shepherd Jeffrey W. Shepherd	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	September 22, 2020

/s/ Michael T. Broderick Michael T. Broderick	Executive Vice President and Director	September 22, 2020

/s/ Tammy M. Finley Tammy M. Finley	Executive Vice President, General Counsel, Corporate Secretary and Director	September 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on September 22, 2020.

WESTERN AUTO OF ST. THOMAS, INC.

By:	/s/ Jeffrey W. Shepherd
Name: Jeffrey W. Shepherd
Title: Executive Vice President, Chief Financial Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Tammy M. Finley and Jeffrey W. Shepherd, or each of them individually, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael T. Broderick Michael T. Broderick	Executive Vice President and Director	September 22, 2020

/s/ Jeffrey W. Shepherd Jeffrey W. Shepherd	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer and Interim Principal Executive Officer)	September 22, 2020

/s/ Tammy M. Finley Tammy M. Finley	Executive Vice President, General Counsel, Corporate Secretary and Director	September 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on September 22, 2020.

WORLDPAC PUERTO RICO, LLC

By:	/s/ Robert B. Cushing
Name: Robert B. Cushing
Title: President, Chief Executive Officer and Manager

By:	/s/ Jeffrey W. Shepherd
Name: Jeffrey W. Shepherd
Title: Executive Vice President, Chief Financial Officer and Manager

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Tammy M. Finley and Jeffrey W. Shepherd, or each of them individually, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey W. Shepherd Jeffrey W. Shepherd	Executive Vice President, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	September 22, 2020

/s/ Robert B. Cushing Robert B. Cushing	President, Chief Executive Officer and Manager	September 22, 2020

/s/ Tammy M. Finley Tammy M. Finley	Executive Vice President, General Counsel, Corporate Secretary and Manager	September 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on September 22, 2020.

WORLDPAC, INC.

By:	/s/ Robert B. Cushing
Name: Robert B. Cushing
Title: President and Director

By:	/s/ Jeffrey W. Shepherd
Name: Jeffrey W. Shepherd
Title: Executive Vice President, Chief Financial Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Tammy M. Finley and Jeffrey W. Shepherd, or each of them individually, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert B. Cushing Robert B. Cushing	President and Director	September 22, 2020

/s/ Jeffrey W. Shepherd Jeffrey W. Shepherd	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	September 22, 2020

/s/ Tammy M. Finley Tammy M. Finley	Executive Vice President, General Counsel, Corporate Secretary and Director	September 22, 2020

/s/ Thomas R. Greco Thomas R. Greco	Director	September 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on September 22, 2020.

WORLDWIDE AUTO PARTS, INC.

By:	/s/ Jeffrey W. Shepherd
Name: Jeffrey W. Shepherd
Title: Executive Vice President, Chief Financial Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Tammy M. Finley and Jeffrey W. Shepherd, or each of them individually, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael T. Broderick Michael T. Broderick	Director	September 22, 2020

/s/ Jeffrey W. Shepherd Jeffrey W. Shepherd	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer and Interim Principal Executive Officer)	September 22, 2020

/s/ Tammy M. Finley Tammy M. Finley	Executive Vice President, General Counsel, Corporate Secretary and Director	September 22, 2020